UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2012

WashingtonFirst Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35768

Virginia	26-4480276
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11921 Freedom Drive, Suite 250 Reston, VA 20190
(Address of principal executive offices, including zip code)

7038402410
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.    Financial Statements and Exhibits

As previously disclosed in its Current Report on Form 8-K filed on December 21, 2012, effective on that date, WashingtonFirst Bankshares, Inc. completed the acquisition of Alliance Bankshares Corporation pursuant to an Agreement and Plan of Reorganization, dated May 3, 2012, as amended. This Form 8-K/A amends the Current Report on Form 8-K referred to above to include the financial information required by Item 9.01 of Form 8-K.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K are incorporated herein by reference to Alliance Bankshares Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Consolidated Combined Balance Sheet of WashingtonFirst Bankshares, Inc. as of September 30, 2012 and the Unaudited Pro Forma Consolidated Combined Statements of Income for the nine months ended September 30, 2012 and the Notes thereto are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

99.1        Unaudited Pro Forma Consolidated Combined Balance Sheet of WashingtonFirst Bankshares, Inc. as of September 30, 2012 and the Unaudited Pro Forma Consolidated Combined Statements of Income for the nine months ended September 30, 2012 and the Notes thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WashingtonFirst Bankshares, Inc.

Date: March 11, 2013	By:	/s/ Matthew R. Johnson
Matthew R. Johnson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1
Unaudited Pro Forma Consolidated Combined Balance Sheet of WashingtonFirst Bankshares, Inc. as of September 30, 2012 and the Unaudited Pro Forma Consolidated Combined Statements of Income for the nine months ended September 30, 2012 and the Notes thereto